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                                                                      EXHIBIT 10

                    Shereff, Friedman, Hoffman & Goodman, LLP
                                919 Third Avenue
                            New York, New York  10022


                                        February 10, 1997



VIA TELECOPIER AND FIRST CLASS MAIL

Seasons Series Trust
P.O. Box 54299
Los Angeles, California 90044-0299

Ladies and Gentlemen:

          Seasons Series Trust (the "Trust"), on behalf of each of its series, Multi-Managed Growth Portfolio, Multi-Managed Moderate Growth Portfolio, Multi-Managed Income/Equity Portfolio, Multi-Managed Income Portfolio, Asset
Allocation: Diversified Growth Portfolio and Stock Portfolio, proposes to issue and sell an indefinite number of shares of beneficial interest (the "Shares"), par value $0.01 per share, in the manner and on the terms set forth in its Registration Statement on Form N-1A filed with the Securities and Exchange Commission (File No. 333-8653) (the "Registration Statement").

          We have, as counsel, participated in various proceedings relating to the Trust and to the Shares. We have examined copies, either certified or otherwise proved to our satisfaction to be genuine, of its Declaration of Trust, as amended to date, and By-Laws, as currently in effect, and other documents relating to its organization and operation. In addition, we have received a certificate from the Office of the Secretary of State of the Commonwealth of Massachusetts, of recent date, confirming that the Trust is currently in existence in that Commonwealth. We have also reviewed the Registration Statement and all amendments filed as of the date of this opinion and the documents filed as exhibits thereto. We are generally familiar with the business affairs of the Trust.

          Based upon the foregoing, it is our opinion that:

          1. The Trust has been duly organized and is validly existing under the laws of the Commonwealth of Massachusetts. We understand that, but for the need to file an annual report for 1996, the Trust would be in good standing in that Commonwealth.

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Seasons Series Trust
February 10, 1997
Page 2

          2. The Fund is authorized to issue an unlimited number of shares of beneficial interest.

          3. Subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws, upon the issuance of the Shares for a consideration not less than the par value thereof, and not less than the net asset value thereof as required by the Investment Company Act of 1940, as amended, and in accordance with the terms of the Registration Statement, such Shares will be legally issued and outstanding and fully paid and non-assessable. However, we note that as set forth in the Registration Statement, the Trust's shareholders might, under certain circumstances, be liable for transactions effected by the Trust.

          We hereby consent to the filing of this opinion with the Securities and Exchange Commission as a part of the Registration Statement and with any state securities commission where such filing is required. We also consent to the reference to our firm as counsel in the prospectus and statement of additional information filed as a part thereof. In giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

          We are members of the Bar of the State of New York and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America and the State of New York. We note that we are not licensed to practice law in the Commonwealth of Massachusetts, and to the extent that any opinion herein involves the law of Massachusetts, such opinion should be understood to be based solely upon our review of the documents referred to above, the published statutes of the Commonwealth of Massachusetts and, where applicable, published cases, rules or regulations of regulatory bodies of that Commonwealth.

                         Very truly yours,

                         /s/ Shereff, Friedman, Hoffman & Goodman, LLP SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP